CLOSURE MEDICAL CORPORATION
          COMPUTATION OF NET LOSS PER SHARE
                     (Unaudited)
        (In thousands, except per share data)
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

                                                 THREE MONTHS ENDED
                                          MARCH 31,              MARCH 31,
                                         1999                   1998
                                         ----                   ----
Weighted average common shares
   outstanding for the period                 13,304                 13,252
                                       -------------    -------------------
Shares used in computing net loss
   per share- basic and diluted               13,304                 13,252
                                       -------------    -------------------

Net loss                                        (565)  $             (1,956)
                                       -------------    -------------------

Net loss per share- basic and diluted          (0.04)  $              (0.15)
                                       -------------    -------------------
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